UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 21, 2014

CenturyLink, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000
(Telephone number, including area code)

_____________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of any registrant under any of the following provisions:

å	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

å	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

å	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

å	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 21, 2014, the Board of Directors (the “Board”) of CenturyLink, Inc. (“CenturyLink” or “we”, “us” or “our”) approved amendments to our bylaws to:

•	supplement our director qualification bylaw,

•	update and enhance our advance notice bylaw,

•	adopt a new bylaw providing proxy access rights to our shareholders, and

•	provide several other routine updates and revisions.

The following summarizes the material changes to our bylaws adopted by the Board on February 21, 2014. Unless otherwise noted, all references below to articles or sections are to articles or sections of our amended bylaws.

Director Qualifications. Section 11(b) of Article II was added to our bylaws to provide that no person will be eligible for nomination, election or service as a director that fails to furnish any materials or agreements required to be provided by director nominees under our bylaws, or makes false statements or materially misleading statements or omissions in connection therewith.

Advance Notice. Sections 5.1, 5.2 and 5.4 of Article IV replace the advance notice bylaw formerly contained in Article IV, Section 5 of our bylaws. Like other customary advance notice bylaws, our previously-existing advance notice bylaw was designed to regulate the process by which our shareholders can nominate persons for election to our Board or propose other business to be considered at our shareholder meetings. We believe our amended advance notice bylaw provisions are generally consistent with our previous advance notice bylaw. Nonetheless, the amended provisions substantially expand the scope of disclosures required of a shareholder seeking to bring a nomination or other business proposal before one of our shareholder meetings by requiring disclosure of, among other things, information on the manner in which such nominating shareholder or any other persons acting in concert therewith holds their voting shares, including disclosure of arrangements which might cause such persons’ voting, investment or economic interests in our voting shares to differ from those of our other shareholders.

Our amended advance notice bylaw provisions also expand the amount of supplemental materials required to be furnished by director nominees nominated by any shareholder. Section 5.4 of Article IV, among other things, requires each such director nominee to execute and deliver a written questionnaire and an agreement designed to disclose various aspects of the nominee’s background, qualifications and certain specified arrangements with other persons, as well as the nominee’s commitment to us to abide by certain agreements and undertakings in connection with serving as one of our directors.

Proxy Access. Subject to shareholder ratification at our upcoming 2014 annual meeting of shareholders, Section 5.3 of Article IV will permit shareholders to include shareholder-nominated director candidates in our proxy materials for our annual shareholders’ meetings (the “Proxy Access Bylaw”). Under the Proxy Access Bylaw, shareholders will be required to meet certain eligibility requirements and comply with certain procedural, disclosure and advance notice requirements to be entitled to nominate eligible director candidates for inclusion in such materials, including the following:

•
Any shareholder, or group of up to ten shareholders, must have owned 3% or more of our outstanding common shares continuously for at least the previous three years to include director nominees in our annual meeting proxy materials.

•
The maximum number of shareholder-nominated candidates allowed per annual meeting of shareholders is limited to 20% of the number of directors serving on the Board at the time the below-described notice is required to be submitted to us. If the 20% calculation does not result in a whole number, the maximum number of shareholder-nominated candidates would be the closest whole number below 20%. The number of permitted candidates would include nominees submitted under the Proxy Access Bylaw that were either later withdrawn or that the Board subsequently decided to include in that year’s proxy materials as Board-nominated candidates. If the number of shareholder-nominated candidates exceeds 20%, each nominating shareholder would select one nominee for inclusion in our proxy materials until the maximum number is reached, selecting in order from the largest to the smallest of such shareholders based upon the number of common shares held by each nominating shareholder or group of shareholders.

•
Requests to include director nominees in our proxy materials must be received within the time period applicable to notices of shareholder proposals made at annual meetings of shareholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

•
Each shareholder or group of shareholders seeking to include a director nominee in our proxy materials must provide certain information and make certain representations and undertakings at the time of nomination.

•
We will not be required to include any nominee information in our proxy materials for any director nominee submitted by shareholders who (i) is not independent under the listing standards of the principal U.S. exchange upon which our common shares are listed, any applicable rules of the Securities and Exchange Commission (the “SEC”), or any publicly-disclosed standards used by the Board in determining and disclosing the independence of our directors, (ii) provided any information to us or our shareholders that is not accurate, truthful and complete in all material respects, or that otherwise contravenes certain specified agreements or representations, (iii) has been an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, within the past three years, (iv) is named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten years, or (v) is subject to certain specified orders, including final orders of certain state and federal regulators, SEC disciplinary orders, SEC cease-and-desist orders and SEC stop orders.

•
Shareholder nominees who are included in our proxy materials but subsequently withdraw from, or become ineligible or unavailable for, election at the annual meeting of shareholders, or who have not received at least 25% of the votes cast at the annual meeting of shareholders would be ineligible to be a nominee at our next two annual meetings of shareholders. In addition, we would not be required to include the shareholder-nominated candidates in our proxy materials for any annual meeting of shareholders for which any shareholder nominates one or more directors for election pursuant to the advance notice provisions of our bylaws described above.

The Proxy Access Bylaw will be submitted to our shareholders for their consideration and ratification at our upcoming 2014 annual meeting of shareholders. If the Proxy Access Bylaw is not approved by our shareholders, it will not take effect. All other bylaw amendments described in this Current Report took effect immediately upon adoption by the Board on February 21, 2014.

Miscellaneous Amendments. The Board also amended other provisions of our bylaws by:

•	removing Article I, Section 3 and certain provisions of Article III, Section 5, as these provisions no longer apply to us;

•
removing the requirement in Article II, Section 2 that the Board hold meetings during February, May, August and November of each year and instead allowing the Board to determine the dates of its regularly scheduled meetings;

•	clarifying the process for adjournment of shareholders’ meetings in Article IV, Section 10.1; and

•
clarifying the procedures for conducting shareholders’ meetings as provided in Article IV, Section 13, including expanding the powers of the Board and the chairman presiding at any such meetings to provide rules or regulations for the conduct of such meetings.

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The foregoing summary of the amendments to our bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s bylaws, as amended through February 21, 2014, a copy of which is attached as Exhibit 3.2 to this Current Report and is incorporated herein by reference. Our former bylaws constitute Exhibit 3.1 to this Current Report and are also incorporated herein by reference.

Item 8.01    Other Events

In addition to authorizing the above-described bylaw amendments, on February 21, 2014, the Board also amended our corporate governance guidelines to add a customary directors confidentiality policy.

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

The exhibits to this Current Report are listed in the Exhibit Index, which appears at the end of this Current Report and is incorporated by reference herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, CenturyLink, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned officer hereunto duly authorized.

CenturyLink, Inc.

Dated: February 27, 2014	By:	/s/ Stacey W. Goff
Stacey W. Goff
Executive Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description
3.1
Bylaws of CenturyLink, Inc., as in existence immediately prior to the amendments authorized by the board of directors on February 21, 2014 (incorporated by reference to Exhibit 3.2 to the registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010).

3.2*	Bylaws of CenturyLink, Inc., as amended through February 21, 2014.
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*Filed herewith